UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported):  May 11, 2009


Proguard Acquisition Corp.
(Exact name of registrant as specified in its charter)


       FLORIDA                 333-123910                33-1093761
(State or other            (Commission File          (I.R.S. Employer
jurisdiction of                Number)              Identification No.)
incorporation or organization


       3040 E. Commercial Blvd
        Ft. Lauderdale, FL                                33308
(Address of principal executive offices)                (Zip Code)


Registrant's Telephone number, including area code:  (954) 491-0704



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 11, 2009, the registrant terminated all negotiations regarding the merger of Kahzam into the registrant due to Kahzam's lack of response and cooperation.

On February 9, 2009, the registrant entered into preliminary negotiations for the merger of Kahzam. Kahzam is a fully integrated search engine/portal designed with both the advertiser's end user in mind. Kahzam's objective is to build the leading Pay Per click Search Engine & Community Portal (www.Kahzam.com) aimed at protecting user privacy. Kahzam offers its users email, instant messenger, news, weather as well as many other valuable services, but the most important feature it offers its members is "PRIVACY". Kahzam does not keep the browsing history or invade its user's private emails in order to push content specific advertising to them.

The parties had verbally agreed that the exact terms of the merger of Kahzam into the registrant would be determined upon completion of the year-end audits of each party.





Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proguard Acquisition Corp.


Date: May 11, 2009

By:  /s/Allerton Towne
     -----------------------
     Allerton Towne
     Chief Executive Officer